As filed with the Securities and Exchange Commission on October 26, 2026

Registration No. 333-298061

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AIRGAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4523882
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130

(Address of principal executive offices) (Zip code)

Airgain, Inc. 2016 Incentive Award Plan

(Full title of the plan)

Jacob Suen President and Chief Executive Officer Airgain, Inc. 3611 Valley Centre Drive, Suite 150 San Diego, CA 92130 (760) 579-0200	With a copy to: Matthew T. Bush Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 (858) 523-5400
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

TO POST-EFFECTIVE AMENDMENT

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-8 (File No. 333-298061) (the “Original Filing”) filed by Airgain, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on August 6, 2026 is being filed for the sole purpose of correcting the following clerical errors: (i) the name of the plan on the cover of the Original Filing (the correct name was referenced in the Explanatory Note in the Original Filing and the filing fee table filed as Exhibit 107 to the Original Filing); (ii) the number of additional shares of common stock of the Registrant being registered referred to in the first paragraph of the Explanatory Note in the Original Filing as 2,049,252 shares, rather than the 2,211,534 shares correctly included in the filing fee table filed as Exhibit 107 to the Original Filing and for which the full registration fee was paid at the time of filing the Original Filing; (iii) an incorrect hyperlink for Exhibit 4.3 in Item 3(e) of Part II of the Original Filing; (iv) the description of the documents listed as Exhibits 10.2 and 10.3 in Item 8 of Part II of the Original Filing and an incorrect hyperlink for Exhibit 10.2; (v) the date and a reference to a defined term in Exhibit 5.1 filed with the Original Filing; and (vi) the date of the report and the consent in Exhibit 23.1 filed with the Original Filing. The corrected Exhibits 5.1 and 23.1 are filed herewith as Exhibit 5.1 and Exhibit 23.1, respectively, each executed on August 6, 2026. Except as described herein, this Post-Effective Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Filing.

____________________________________________________________________________________________________________

EXPLANATORY NOTE

The first paragraph of the Explanatory Note in the Original Filing is amended and restated in its entirety to read as follows:

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,211,534 shares of common stock of Airgain, Inc. (the “Registrant”) issuable under the Airgain, Inc. 2016 Incentive Award Plan (as amended and restated effective June 10, 2026) (the “Plan”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Item 3(e) of Part II in the Original Filing is repeated below with the corrected hyperlink to Exhibit 4.3 included herein:

(e)
The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A12B (Registration No. 001-37851), filed with the SEC on August 3, 2016, as updated by Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 21, 2022, including any amendments or reports filed for the purpose of updating such description.

Item 8. Exhibits

Exhibit No.	Description	Where Located
4.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to our Current Report on Form 8-K, filed with the SEC on August 17, 2016

4.2	Amended and Restated Bylaws, effective as of February 1, 2023	Incorporated by reference to our Current Report on Form 8-K, filed with the SEC on February 6, 2023

4.3	Specimen stock certificate evidencing the shares of common stock	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-212542), filed with the SEC on July 29, 2016

Exhibit No.	Description	Where Located

4.4	Description of Registered Securities	Incorporated by reference to our Annual Report on Form 10-K, filed with the SEC on March 21, 2022

5.1	Opinion of Latham & Watkins LLP	Filed herewith

10.1*	Airgain, Inc. 2016 Incentive Award Plan (as amended and restated effective June 10, 2026)	Incorporated by reference to our Quarterly Report on Form 10-Q, filed with the SEC on August 5, 2026

10.2*	Form of Stock Option Agreement under the Airgain, Inc. 2016 Incentive Award Plan	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-212542), filed with the SEC on July 29, 2016

10.3*	Form of Restricted Stock Unit Agreement under the Airgain, Inc. 2016 Incentive Award Plan	Incorporated by reference to our Annual Report on Form 10-K, filed with the SEC on March 15, 2019

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)	Filed herewith

24.1	Power of Attorney (see signature page)	Included on the signature page of our Registration Statement on Form S-8 (Registration No. 333-298061), filed with the SEC on August 6, 2026

107	Filing Fee Table	Incorporated by reference to our Registration Statement on Form S-8 (Registration No. 333-298061), filed with the SEC on August 6, 2026

* Indicates a contract, compensatory plan or arrangement in which our directors or executive officers are eligible to participate.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 26, 2026.

AIRGAIN, INC.

By:	/s/ Jacob Suen
Name:	Jacob Suen
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Jacob Suen	President, Chief Executive Officer, and Director	October 26, 2026
Jacob Suen	(principal executive officer)

/s/ Michael Elbaz	Chief Financial Officer and Secretary	October 26, 2026
Michael Elbaz	(principal financial and accounting officer)

*	Chairman of the Board of Directors	October 26, 2026
James K. Sims

*	Director	October 26, 2026
Kiva A. Allgood

*	Director	October 26, 2026
Tzau-Jin Chung

*	Director	October 26, 2026
Joan H. Gillman

*	Director	October 26, 2026
Thomas A. Munro

*	Director	October 26, 2026
Arthur M. Toscanini

* By:	/s/ Michael Elbaz
Michael Elbaz
Attorney-in-fact